Exhibit 10.4

SINGLE-TENANT LEASE

        This Lease is made as of the 26th day of October, 2005, by and between First Industrial Development Services, Inc., a Maryland corporation (“Landlord”) and Applied Films Corporation, a Colorado corporation (“Tenant”).

W I T N E S S E T H

1.     Basic Provisions: In addition to other terms which are defined elsewhere in this Lease or any Exhibits, the terms defined in the following subsections of this Section 1 shall have the meaning set forth in such subsection whenever used in this Lease.

        1.1 Building: 126,384 square foot building located on the real property commonly known by the street address of 9586 I-25 Frontage Road, Longmont, Colorado 80504.

        1.2 Premises: Approximately 126,384 square feet of space which is the entire Building and all of the real property on which it is located, including all improvements therein or to be provided by Landlord under the terms of this Lease, commonly known by the street address of 9586 I-25 Frontage Road, Longmont, Colorado 80504, as outlined on Exhibit A attached hereto. In addition to Tenant’s rights to use and occupy the Premises as hereinafter specified, Tenant shall have non-exclusive rights to the Common Areas (as defined in Section 2.4 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Building Complex.

        1.3 Building Complex: The Premises and the Building, the Common Areas (as defined below), the land upon which they are located, along with all other buildings and improvements thereon depicted on Exhibit B attached hereto and made a part hereof.

        1.4 Parking: All unreserved vehicle parking spaces in the Building Complex.

        1.5 Term: Five (5) years and six (6) months (“Primary Lease Term”) commencing on the date of acquisition of the Building by Landlord (“Commencement Date”), anticipated to be November 18, 2005, and ending a full five (5) years and six (6) months thereafter (“Expiration Date”), anticipated to be May 17, 2011.

        1.6 Estimated Delivery Date: November 18, 2005.

        1.7 Base Rent:

Lease Year	PSF/NNN	Monthly Rent	Annual Rent	Monthly Mgmt. Fee
Months 1-12	$6.35	$66,878.20	$802,538.40	$1,337.56
Months 13-24	$6.48	$68,247.36	$818,968.32	$1,364.95
Months 25-36	$6.61	$69,616.52	$835,398.24	$1,392.33
Months 37-48	$6.74	$70,985.68	$851,828.16	$1,419.71
Months 49-60	$6.87	$72,354.84	$868,258.08	$1,447.10
Months 61-66	$7.01	$73,829.32	$885,951.84	$1,476.59

Upon the earlier to occur of: (i) the Commencement Date and (ii) November 18, 2005, Tenant shall pay $68,215.76 as Base Rent and Monthly Management Fee for the first month’s Rent; provided, however, if the Commencement Date is not the first of the month, then said amount shall be prorated. For the Primary Lease Term Base Rent and the Monthly Management Fee shall be payable on the first day of each month.

        1.8 Rentable Area: Approximately 126,384 square feet which is all rentable space available for lease in the Building Complex. Unless otherwise provided herein, any square footage set forth in this Lease or that may have been used in calculating this Rent and/or Common Area Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant’s Share based thereon are not subject to revision whether or not the actual square footage is more or less. Notwithstanding the foregoing, if there is: (i) alteration to the Premises or the Building or Building Complex after the Commencement Date; or (ii) any change in the designated Rentable Area of the Building Complex, then Landlord shall have the exclusive discretion to recalculate Tenant’s Share by substituting the revised approximate Rentable Area of the Premises and/or the Building Complex in the calculation described above. Any change in the approximate Rentable Area of the Premises or recalculated by Landlord shall be effective, for purposes of calculating Tenant’s Share as of the first day of the next calendar month after such change.

        1.9 Tenant's Share of Common Area Operating Expenses: 100% (calculated by dividing 126,384 by 126,384).

        1.10 Security Deposit: $50,000.00.

        1.11 Permitted Use: General office, manufacturing, assembly, production and warehouse use.

        1.12 Guarantor. The obligations of the Tenant under this Lease are to be guaranteed by none.

2.     Premises, Parking and Common Areas.

        2.1 Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Primary Lease Term, at the rent and upon all of the terms, covenants and conditions set forth in this Lease.

        2.2 Landlord Delivery. Landlord shall deliver the Premises to Tenant on the Commencement Date in its current “AS IS” condition with no representations or warranties whatsoever. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT: (i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED; (ii) ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION; (iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE; AND (iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

        2.3 Acceptance of Premises. Tenant hereby acknowledges: (a) that it has been advised to satisfy itself with respect to the condition of the Premises including, but not limited to, the electrical and fire sprinkler systems, security, environmental aspects, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, “Applicable Laws”) and the present and future suitability of the Premises for Tenant’s intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Tenant’s occupancy of the Premises and/or the terms of this Lease; and (c) that neither Landlord, nor any of Landlord’s agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. If Landlord has agreed to complete finish work in the Premises, such work shall be completed in accordance with Exhibit C attached hereto and made a part hereof (the “Work Agreement”), and such work may be referred to herein as “Landlord’s Work”. Except as set forth expressly in the Work Agreement, Landlord shall have no obligation for completion of remodeling of the Premises and shall Tenant accept the Premises in its “AS IS” condition.

        2.4 Common Areas. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building Complex that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Building Complex and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, utility rooms, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the Primary Lease Term the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building Complex. Under no circumstances shall the right therein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Landlord shall have the right, in Landlord’s sole discretion, from time to time: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) to designate other land outside the boundaries of the Building Complex to be a part of the Common Areas; (iv) to add additional building and improvements to the Common Areas; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building Complex, or any portion thereof; and (vi) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building Complex as Landlord may, in the exercise of sound business judgment deem to be appropriate.

        2.5 Parking. Tenant shall be entitled to use the number of unreserved parking spaces specified in Section 1.4 on those portions of the Common Areas designated from time to time by Landlord for parking. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in the Rules and Regulations issued by Landlord. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows use of the prohibited areas, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

3.     Term.

        3.1 Term. The Commencement Date, Expiration Date and Primary Lease Term of this Lease are as specified in Section 1.5.

        3.2 Delivery Date. If a Delivery Date is specified in Section 1.6 and if Tenant totally or partially occupies the Premises after the Delivery Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however (including but not limited to the obligations to pay Tenant’s Share of Common Area Operating Expenses and to carry the insurance required in the Lease) shall be in effect during such period.

        3.3 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Estimated Delivery Date, if one is specified in Section 1.6, or if no Delivery Date is specified, by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Primary Lease Term hereof; but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Base Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The delay of said date shall be in full satisfaction of any claims Tenant might otherwise have as a result of such delay. In order to place in writing the exact Commencement Date and Expiration Date of the Lease, the parties agree to execute a supplemental agreement to become a part hereof setting forth such dates as determined under the provisions of this Section 3.3.

        3.4 Lease Year. “Lease Year” as used in this Lease shall be defined as each twelve (12) month period beginning with the Commencement Date or any anniversary thereof and ending on the immediately preceding day one year later.

4.     Rent.

        4.1 Base Rent. Tenant shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Landlord in lawful money of the United States, without offset or deduction on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for the period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

        4.2 Property Taxes, Insurance and Management Fees. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Share (as specified in Section 1.9) of all Property Taxes, Insurance and Management Fees, as hereinafter defined, during each calendar year of the Primary Lease Term, in accordance with the following provisions:

(a) “Property Taxes, Insurance and Management Fees” are defined, for purposes of this Lease, as the insurance premiums and Real Property Taxes paid for by Landlord and to be reimbursed by Tenant pursuant to Sections 9 and 11 hereof (collectively, the “Property Taxes and Insurance”), and a property management fee equal to the amounts set forth in Section 1.7.

(b) Tenant’s Share of Property Taxes and Insurance shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. Management Fees shall be paid monthly, in advance, in accordance with the table set forth in Section 1.7. At Landlord’s option, however, an amount may be estimated by Landlord from time to time of Tenant’s Share of annual Property Taxes and Insurance and the same shall be payable monthly, as Landlord shall designate, during each calendar year on the same day as the Base Rent is due hereunder. If during any particular calendar year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its estimated Property Tax, and Insurance payments so that such estimate furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such estimate from time to time (but no more than twice in any calendar year) by notifying Tenant and there shall be such adjustments made in the monthly amount of Tenant’s Share on the first day of the month following the serving of such statement to Tenant. Landlord shall deliver to Tenant after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Property Taxes and Insurance incurred during the preceding year. If Tenant’s payments under this Section 4.2(b) during said preceding calendar year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant’s Share of Property Taxes and Insurance next becoming due. If Tenant’s payments under this Section 4.2(b) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement. Landlord’s failure to deliver statement of Tenant’s share within one hundred and twenty (120) days shall not relieve Tenant of the obligation to pay sums otherwise due. Tenant’s obligation to pay Tenant’s Share of Property Taxes, Insurance and Management Fees shall survive the expiration or termination of the Lease or the early termination of Tenant’s right to occupy the Premises.

(c) Tenant shall have the right to review Landlord’s books and records relating to Property Taxes, Insurance and Management Fees. Tenant shall conduct such review at its own expense and shall perform such review in a manner that does not unreasonably interfere with the conduct of Landlord’s business. In the event that such review reveals that Tenant’s Share of Property Taxes, Insurance and Management Fees has been overstated, Landlord shall promptly reimburse to Tenant the amount of such overpayment within ten (10) days after notice thereof from Tenant to Landlord. In addition, if any such review reveals that Tenant’s Share of Property Taxes, Insurance and Management Fees were misstated by three percent (3%) or more, Landlord shall reimburse Tenant for the cost of Tenant’s review within ten (10) days after receipt of written demand from Tenant.

5.     Security Deposit. Upon the earlier to occur of: (i) the Commencement Date and (ii) November 18, 2005, Tenant shall deposit with Landlord the Security Deposit set forth in Section 1.10 as security for Tenant’s faithful performance of Tenant’s obligations under this Lease. Upon the occurrence of an Event of Default, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorneys’ fees) which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said Security Deposit, Tenant shall within ten (10) days after written request therefore deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, within sixty (60) days after the expiration of the Primary Lease Term hereof and after Tenant has vacated the Premises, return to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest herein), that portion of the Security Deposit not used by Landlord to return the Premises to its original condition (normal wear and tear excluded) at the termination of Lease, or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Tenant under this Lease. At Landlord’s election, Landlord may elect to have the Security Deposit held by Landlord’s manager in a separate security deposit, trust, trustee or escrow account established and maintained by such manager with respect to certain security deposits of tenants within the Building Complex. Unless Tenant is so notified, (i) Landlord will hold the Security Deposit and be responsible for its return; and (ii) Tenant may request return of the Security Deposit by giving Landlord written notice in accordance with the provisions of the Lease, and Landlord’s manager, if any, agrees that in the event of a dispute over the ownership of the Security Deposit, the manager will not wrongfully withhold Landlord’s true name and current mailing address from Tenant. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord’s interest in the Premises in the event such interest be sold, provide Tenant the name and address of the transferee and thereupon, Landlord shall be discharged from further liability with respect to such deposit. If the claims of Landlord exceed said Security Deposit, Tenant shall remain liable for the balance of such claims.

6.     Use.

        6.1 Permitted Use.

(a) Tenant shall use and occupy the Premises only for the Permitted Use set forth in Section 1.11 and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

(b) Landlord hereby agrees to not unreasonably withhold or delay its consent to any written request by Tenant, Tenant’s assignees or subtenants, and by prospective assignees and subtenants of Tenant, its assignees and subtenants, for a modification of said Permitted Use so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein does not conflict with uses by other tenants, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Section 6. If Landlord elects to withhold such consent, Landlord shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Landlord’s reasonable objections to the change in use.

7.     Hazardous Substances.

        7.1 Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to hydrocarbons, petroleum gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Section 7.4). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank; (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority; and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination or the early termination of Tenant’s right to occupy the Premises) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Section 5.

        7.2 Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or knowingly permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

        7.3 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its managers, members, officers, directors, agents, employees, lenders and ground Landlord, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by anyone under Tenant’s control. Tenant’s obligations under this Section 7.3 shall include, but not be limited to, the effects of any contamination or injury to any person, property or the environment created or suffered by Tenant, and the cost of investigation (including reasonable consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement. The indemnification set forth above shall survive the expiration or termination of this Lease or the early termination of Tenant’s right to occupy the Premises.

        7.4 Tenant’s Compliance with Requirements. Tenant shall at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating to Tenant’s use of the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions; and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

        7.5 Inspection. Landlord, Landlord’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times and upon at least twenty-four (48) hours advance notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements, and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s activities, including but not limited to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections.

8.     Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

        8.1 By Tenant.

(a) Subject to the provisions of Sections 10 and 15, Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and Building Complex and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises; whether or not the equipment or facilities are located within the Premises, such as such as plumbing, heating, air conditioning and ventilating system, electrical lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors serving the Premises, including overhead doors, dock bumpers, dock pads, dock levelers, plate glass, skylights, landscaping, parking lots, snowplowing, walkways and fire systems. Tenant, in keeping the Premises and Building Complex in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and Building Complex and all improvements thereon or a part thereof in good order, condition and state of repair. Tenant shall be responsible for trash removal.

(b) Tenant shall, at Tenant’s sole cost and expense, procure and maintain a contract, with copies to Landlord, customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However, Landlord reserves the right, upon notice to Tenant, to procure and maintain the preventative maintenance contract for the heating, air conditioning and ventilating systems, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the cost thereof.

(c) If Tenant fails to perform Tenant’s obligations under this Section 8.1, Landlord may enter upon the Premises after twenty (20) days prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant’s behalf, and put the Premises in good order, condition and repair.

        8.2 By Landlord. Intentionally left blank.

        8.3 Utility Installations, Trade Fixtures, Alterations.

(a) Definitions, Consent Required. The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on, or about the Premises. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment which can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises which are provided by Landlord under the terms of this Lease, other than Utility Installations or Trade Fixtures. “Tenant-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Section 8.4(a). Tenant shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Landlord’s prior written consent. Tenant may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Landlord’s consent but upon notice to Landlord, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed Two Thousand Five Hundred Dollars ($2,500.00.)

(b) Consent. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. All consents given by Landlord, whether by virtue of Section 8.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Tenant acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Landlord prior to commencement of the work thereon; and (iii) the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Tenant during the Primary Lease Term shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor. Landlord may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs Two Thousand Five Hundred Dollars ($2,500.00) or more upon Tenant providing Landlord with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

(c) Lien Protection. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

8.4     Ownership, Removal, Surrender, and Restoration.

(a) Ownership. Subject to Landlord’s right to require their removal and to cause Tenant to become the owner thereof as hereinafter provided in this Section 8.4, all Alterations and Utility Installations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord may, at any time and at its option, elect in writing to Tenant to be the owner of all or any specified part of the Tenant-Owned Alterations and Utility Installations. Unless otherwise instructed per Section 8.4(b) hereof, all Tenant-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises, become the property of Landlord and remain upon the Premises and be surrendered with the Premises by Tenant.

(b) Removal. Unless otherwise agreed in writing, and except for any Tenant-Owned Alterations or Utility Installations which are part of the Premises as of the Commencement Date, Landlord may require that any or all Tenant-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease or at the early termination of Tenant’s right to occupy the Premises, notwithstanding that their installation may have been consented to by Landlord. Landlord may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Landlord.

(c) Surrender/Restoration. Subject to the provisions of Sections of 8.2, 8.4(b), 10 and 15, Tenant shall surrender the Premises by the end of the last day of the Primary Lease Term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted per the requirements of Exhibit D attached hereto and incorporated herein by reference. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant’s Trade Fixtures, furnishings, equipment, and Tenant-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Tenant, all as may then be required by Applicable Requirements and/or good practice. Tenant’s Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises per this Lease. Any Trade Fixtures, Alterations and/or Utility Installations not removed upon the expiration of this Lease or upon the early termination of Tenant’s right to occupy the Premises shall be deemed abandoned and may be disposed of by Landlord, as Landlord may determine appropriate, without further notice to Tenant. Tenant shall pay Landlord all expenses incurred in connection with such items including, but not limited to, the costs of repairing any damage to the Premises caused by removal of such items. Tenant’s obligation hereunder shall survive the expiration or other termination of the Lease or the early termination of Tenant’s right to occupy the Premises.

9.     Insurance; Indemnity.

        9.1 Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Section 9 shall be a Common Area Operating Expense pursuant to Section 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

        9.2 Liability Insurance.

(a) Carried by Tenant. Tenant shall obtain and keep in force during the Primary Lease Term a Commercial General Liability policy of insurance protecting Tenant, Landlord and any Lender(s) whose names have been provided to Tenant in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Three Million Dollars ($3,000,000) per occurrence with an “Additional Insured-Managers or Landlords of Premises” endorsement and contain the “Amendment at the Pollution Exclusion” endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. In addition, Tenant shall maintain workers’ compensation insurance as is required by state law.

(b) Carried By Landlord. Subject to reimbursement of premiums as described in Section 9.1, Landlord shall also maintain liability insurance described in Section 9.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

        9.3 Property Insurance. Subject to reimbursement of premiums as described in Section 9.1, Landlord shall maintain property damage insurance on such portions of the Building Complex from time to time which Landlord has the obligation to maintain and repair under this Lease, above foundation walls, insuring against loss or damage by fire or other casualty covered by a so-called “special form” policy, in such amounts, and from companies and on such terms and conditions as Landlord reasonably deems appropriate from time to time. Tenant-Owned Alterations and Utility Installations, Trade Fixtures and Tenant’s personal property shall be insured by Tenant pursuant to Section 9.4. Landlord may also obtain and keep in force during the Primary Lease Term a policy or policies in the name of Landlord, with loss payable to Landlord and any Lender(s), insuring the loss of the full rental and other charges payable by all tenants of the Building to Landlord for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Tenant shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Building Complex if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

        9.4 Tenant’s Property Insurance.  Subject to the requirements of Section 9.5, Tenant at its cost shall either by separate policy or, at Landlord’s option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant’s personal property, Trade Fixtures and Tenant Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Landlord as the insuring party under Section 9.3.  Such insurance shall be full replacement cost coverage.  The proceeds from any such insurance shall be used by Tenant for the replacement of personal property and the restoration of Trade Fixtures and Tenant Owned Alterations and Utility Installations.  Upon request from Landlord, Tenant shall provide Landlord with written evidence that such insurance is in force.  Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 9.  Tenant shall cause to be delivered to Landlord, within seven (7) days after the earlier of the Delivery Date or the Commencement Date evidence of the existence and amounts of, the insurance required under Section 9.2(a) and 9.4.  No such policy shall be cancelable or subject to modification except after thirty (30) days’ prior written notice to Landlord.  Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.

        9.5 Waiver. Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property or for any business interruption arising out of or incident to the perils to the extent such loss or damage or business interruption is coverable by a standard or special form policy regardless of whether such insurance is carried or not, or if so carried, payable to or protects Landlord or Tenant or both. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

        9.6 Indemnity. Except for Landlord's willful misconduct or gross negligence, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its agents, employees, Landlord’s master or ground Landlord, members, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Tenant, the conduct of Tenant’s business, any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, and out of any Default or breach by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. The provisions of this Section shall survive the expiration or termination of this Lease or the early termination of Tenant’s right to occupy the Premises.

        9.7 Exemption of Landlord from Liability. Except for matters arising from Landlord’s willful misconduct or gross negligence, Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Building Complex. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom, or for any consequential damages of Tenant. Notwithstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited to its interest in the Building Complex.

10.     Damage or Destruction.

        10.1 Total Damage. If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within 180 working days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease. If, however, the damage shall be such that said architect shall certify within said sixty (60) day period that the Premises can be made tenantable within said 180 day period, then, except as hereinafter provided, Landlord shall repair the damage so done (to the extent of the Building Standard tenant finish allowance then provided by Landlord to tenants in the Building) with all reasonable speed.

        10.2 Partial Damage. If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of 180 days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired to the extent of the base tenant finish per the then-current standard allowance provided by Landlord to tenants in the Building with reasonable promptness. If the estimated repair period as established in accordance with the provisions of subparagraph 10.1 above exceeds 180 days, then the provisions of subparagraph 10.1 shall control notwithstanding the fact that the Premises are not wholly untenantable.

        10.3 Building Damage. In case the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said 180 days), that, within ninety (90) days after the happening of such injury, Landlord shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said ninety (90) days, Tenant shall pay the rent, properly apportioned up to such date, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.

        10.4 Rent Abatement. Provided that the casualty is not due to the willful misconduct or gross negligence of Tenant, Tenant’s agents, servants, or employees, Tenant’s rent shall abate during any such period of repair and restoration, but only to the extent of any recovery by Landlord under its rental insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole.

11.     Real Property Taxes.

        11.1 Payment of Taxes. Landlord shall pay the Real Property Taxes, as defined in Section 11.2, applicable to the Building Complex, and except as otherwise provided in Section 11.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Section 4.2.

        11.2 Real Property Tax Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Building Complex by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Building Complex or any portion thereof, Landlord’s right to rent or other income therefrom, and/or Landlord’s business of leasing the Premises, excluding, however, any state or federal income taxes owed by Landlord. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the Primary Lease Term, including but not limited to a change in the ownership of the Building Complex or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties, any reasonable expenses incurred by Landlord in contesting such taxes or assessment and/or the assessed value of the Property. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common. Real Property Taxes for any partial calendar year shall be prorated.

        11.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Building Complex by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Section 11.1 hereof, Tenant shall, however, pay to Landlord at the time Common Area Operating Expenses are payable under Section 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Tenant or at Tenant’s request.

        11.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

        11.5 Tenant’s Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Building Complex. When possible, Tenant shall cause its Tenant-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property. In addition, Tenant shall pay all taxes, including, without limitation, workers’ compensation, general license or franchise taxes and rent taxes, if any, which may be required for the conduct of Tenant’s business.

12.     Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Tenant shall pay to Landlord a reasonable proportion to be determined by Landlord of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Section 4.2(d). In addition, Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord in providing services which are shared by more than one tenant after ordinary business hours, including, without limitation, the costs for materials, additional wear and tear on equipment, utility charges and labor (including fringe benefits and overhead costs). Computation for Landlord’s costs for providing such services will be made by Landlord’s engineer, based on such engineer’s survey of Tenant’s excess usage.

13.     Assignment and Subletting.

        13.1 Landlord’s Consent Required.

(a) Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent will not unreasonably be withheld provided that (i) Tenant has complied with the provisions of this subparagraph and Landlord has declined to exercise its rights thereunder; (ii) the proposed assignee is engaged in a business in the Premises which will be used in a manner which is in keeping with the then standards of the Building Complex and does not conflict with any exclusive use rights granted to any other tenant; (iii) the proposed assignee has reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable evidence thereof; (iv) there is no Event of Default hereunder at the time Tenant makes its request for such consent; (v) the proposed assignee is not a governmental or quasi-governmental agency; or (vi) the proposed assignee is not a tenant under or is not currently negotiating a lease with Landlord in any building owned by Landlord in the Denver metropolitan area (including in the Building Complex). Notwithstanding anything contained in Section 13 to the contrary, in the event Tenant requests Landlord’s consent to assign its interest in this Lease, Landlord shall have the right to (x) consent to such assignment in its reasonable discretion as described in the preceding sentences; (y) refuse to grant such consent in Landlord’s reasonable discretion based upon the criteria described above; or (z) refuse to grant such consent and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord refuses to grant such consent and elects to terminate the Lease as to such portion of the Premises, Tenant shall have the right within fifteen (15) days after Landlord’s exercise of its right to terminate to withdraw Tenant’s request for such consent and remain in possession of the Premises under the terms and conditions hereof. In the event the Lease is terminated as set forth herein, such termination shall be effective as of the date set forth in a written notice from Landlord to Tenant, which date shall in no event be more than thirty (30) days following such notice. If Landlord exercises its right to recapture any or all of the Premises pursuant to this Section 13.1(a), in no event shall Tenant be entitled to any proceeds derived from or relating to (directly or indirectly) any assignment of this Lease, or any sublease or sub-sublease by Landlord of any or all of the Premises. Tenant hereby agrees that in the event it desires to assign this Lease to any party, in whole or in part, Tenant shall notify Landlord not less than thirty (30) days prior to the date Tenant desires to assign this Lease (“Tenant’s Notice”). Tenant’s Notice shall set forth a description of the Premises to be assigned and the terms and conditions on which Tenant desires to assign this Lease. Landlord shall have thirty (30) days following receipt of Tenant’s Notice to exercise Landlord’s rights pursuant to (x), (y) and (z) above. If Landlord consents to such assignment, and if for any reason Tenant is unable to assign the applicable portion of its interest in this Lease on the terms and conditions contained in Tenant’s Notice within one hundred and twenty (120) days following its original notice to Landlord, Tenant agrees to reoffer the Premises to Landlord in accordance with the provisions hereof prior to assigning the same to any third party. Notwithstanding the foregoing, Landlord’s consent shall not be required for an assignment to an assignee who meets all of the following conditions as reasonably determined by Landlord and established under generally accepted accounting principles consistently applied at the time of the proposed assignment (“Permitted Assignee”). The Permitted Assignee shall (i) have a tangible net worth of $150 million or more; (ii) have on hand at the time of the proposed assignment cash and cash equivalents of $20.6 million or more; (iii) have total debt of less than 15.6% of total assets; (iv) have a profit margin of 3.1% or greater; (v) have a return on assets of 2.6% or higher, and, (vi) if the Permitted Assignee is rated by S&P or Moody’s, the long term debt rating must be investment grade. If the Permitted Assignee satisfies each of the foregoing criteria and executes an express assumption of liability hereunder, Tenant shall be released from any liability under this Lease arising after the effective date of such assignment. All other assignments shall require Landlord’s written consent, which shall not be unreasonably withheld, conditioned, or delayed (as specified in Section 13.1).

(b) Tenant shall not sublease all or any portion of the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

(c) Intentionally left blank.

(d) An assignment or subletting of Tenant’s interest in this Lease without Landlord’s specific prior written consent shall, at Landlord’s option, be a Default curable after notice per Section 13.1, or a non-curable Default without the necessity of any notice and grace period. If Landlord elects to treat such unconsented assignment or subletting as a non-curable Default, Landlord shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice (“Landlord’s Notice”), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Tenant, Tenant shall pay the amount set forth in Landlord’s Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Default and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Tenant shall be subject to similar adjustment to the then fair market value as reasonably determined by Landlord (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect; (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment; and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Landlord’s Notice.

(e) Tenant’s remedy for any breach of this Section 13.1 by Landlord shall be limited to compensatory damages and/or injunctive relief.

13.2     Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Landlord’s consent, other than to a Permitted Assignee, any assignment or subletting shall not (i) be effective without the express written assumption by assignee or subtenant of the obligations of Tenant under this Lease; (ii) release Tenant of any obligations hereunder; nor (iii) alter the primary liability of Tenant for the payment of Base Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

(b) Landlord may accept any rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for the Default or breach by Tenant of any of the terms, covenants or conditions of this Lease. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord, nor as a release of Tenant, but the same shall be taken to be a payment on account of Tenant.

(c) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant. However Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

(d) In the event of any Default of Tenant’s obligations under this Lease, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of the Tenant’s obligations under this Lease, including any subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord.

(f) Any assignee of, or subtenant under this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

(g) Notwithstanding anything contained herein in this Article 13 to the contrary, by execution of this Lease, Landlord shall be deemed to have consented to a sublease of the Premises to Information Products Longmont, Inc., being an existing occupant of the Premises pursuant to that certain Sublease dated September 24, 2002, by and between Tenant, as Sublandlord and Information Products Longmont, Inc., as Subtenant for space consisting of approximately 40,431 rentable square feet of space within the Premises.

        13.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under the Lease; provided, however, that until a Default (as defined in Section 14.1) shall occur in the performance of Tenant’s obligations under this Lease, Tenant may, except as otherwise may be provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of the foregoing provision except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of the foregoing provision or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such sublease under such Sublease. Tenant hereby irrevocably authorizes and directs any such sublease, upon receipt of a written notice from Landlord stating that a Default exists in the performance of Tenant’s obligations under this Lease to pay to Landlord the rents and other charges due and to become due under the sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Tenant to the contrary, Tenant shall have no right or claim against such subtenant, or, until the Default has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

(b) In the event of a Default by Tenant in the performances of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such subleases; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord or for any other prior defaults or breaches of such sublandlord under such sublease.

(c) Any matter or thing requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord herein.

(d) No subtenant under a sublease approved by Landlord shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent, which may be granted or denied in Landlord’s sole discretion.

14.     Default; Remedies.

        14.1 Default. A “Default” or “Event of Default” by Tenant is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease subject to the notice and cure provisions contained in Section 14.1(d) below. Each one of the following shall be an event of default:

(a) The abandonment of the Premises.

(b) Except as expressly otherwise provided in this Lease, the failure by Tenant to make any payment of Base Rent, Tenant’s Share of Common Area Operating Expenses, or any other monetary payment required to be made by Tenant hereunder as and when due, the failure by Tenant to provide Landlord with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Tenant to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) days following written notice thereof by or on behalf of Landlord to Tenant.

(c) Except as expressly otherwise provided in this Lease, the failure by Tenant to provide Landlord with reasonable written evidence (in duly executed original form, if applicable) of (i) the inspection, maintenance and service contracts required by Section 8.1(b); (ii) the rescission of an unauthorized assignment or subletting per Section 13; (iii) a Tenancy Statement per Sections 17 or 37; (iv) the subordination or non-subordination of this Lease per Section 31; (v) the guaranty of the performance of Tenant’s obligations under this Lease if required under Sections 1.11 and 37; (vi) the execution of any document requested under Section 41 (easements); or (vii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of twenty (20) days following written notice by or on behalf of Landlord to Tenant.

(d) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Section 39 hereof that are to be observed, complied with or performed by Tenant (Landlord hereby acknowledges that Tenant currently complies with any rules adopted, or to be adopted, for the Building), other than those described in Subparagraphs 14.1(a), (b) or (c) above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant’s becoming a “debtor” as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 14.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

(f) The discovery by Landlord that any financial statement of Tenant or of any Guarantor, given to Landlord by Tenant or any Guarantor, was materially false.

(g) If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the death of a Guarantor; (ii) the termination of a Guarantor’s liability with respect to the Lease other than in accordance with the terms of such guaranty; (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing; (iv) a Guarantor’s refusal to honor the guaranty; or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory breach basis, and Tenant’s failure within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurances of security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantors that existed at the time of execution of this Lease.

        14.2 Remedies.

(a) If any one or more Event of Default shall happen, then Landlord shall have the right at Landlord’s election, then or at any time thereafter either:

(1)(a) Without additional demand or notice but subject to legal process, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord’s former estate and expel Tenant and those claiming possession through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter, as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting; provided, however, Landlord shall use reasonable efforts to relet the Premises. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

(1)(b) If Landlord elects to take possession of the Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys’ fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

(2)(a) To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant’s liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subparagraph (2), Tenant shall remain liable to Landlord for damages in an amount equal to the present value (using a discount rate of six percent (6%)) of the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys’ fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the ” Reasonable Rental Value” shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.

(b) Suit or suits for the recovery of the rents and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord’s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any rent or other amount and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant. Further, if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable attorneys’ fees incurred by such prevailing party in connection with such action.

(c) No failure by Landlord or Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a Default thereof and no acceptance of full or partial rent during the continuance of any such Default shall constitute a waiver of any such Default or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with and no Default thereof shall be waived, altered, or modified, except by written instrument executed by the other party. No waiver of any Default shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent Default thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

(d) Nothing contained in this Section 14 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything contained in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.”

(e) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

(f) The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant’s occupancy of the Premises.

        14.3 Inducement Recapture in Event of Default. Intentionally left blank.

        14.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected for three (3) consecutive installments of Base Rent, then notwithstanding Section 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance.

        14.5 Default by Landlord. Landlord shall not be deemed in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 14.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by any Lender(s) whose name and address shall have been furnished to Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

15.     Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession whichever first occurs. If more than ten percent (10%) of the floor area of the Premises or more than twenty-five percent (25%) of the portion of the Common Areas designated for Tenant’s parking is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenant’s Trade Fixtures.

16.     Brokers. Tenant and Landlord each represent and warrant to the other that it has not employed any broker in regard to this Lease and/or consummation of the transaction contemplated hereby other than Ron Webert & Mike Wafer of Grubb & Ellis who have acted as the transaction broker in this matter and (ii) no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder’s fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

17.     Statements.

        17.1 Estoppel. Each party shall within fifteen (15) days after written notice from the other party execute, acknowledge, and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as the requesting party may request. It is intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of all or any portion of Landlord’s interest herein or any holder of any mortgage or deed of trust encumbering the Building Complex. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance and (iii) not more than one month’s rent has been paid in advance. Further, upon request, Tenant will supply Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so.

        17.2 Financial Statement. In the event Tenant is no longer a publicly traded company or a division of, or a subsidiary of, a publicly traded company, and if Landlord desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

18.     Landlord’s Liability. The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Landlord’s title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord at the time of such transfer or assignment and shall notify Tenant in writing of the name address of such transferee. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

19.     Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

20.     Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Section 14.4.

21.     Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.     Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

23.     No Prior or other Agreements. This Lease contains all agreements between the Parties with respect to any maker mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

24.     Notices.

        24.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Section 24. The addresses noted below shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

If to Landlord: If to Local Landlord: with a simultaneous copies to: and: If to Tenant: and:	First Industrial Development Services, Inc.
311 South Wacker Drive, Suite 4000
Chicago, Illinois 60606
Attn: Chief Operating Officer

First Industrial Realty, Inc.
5350 South Roslyn Street, Suite 240
Greenwood Village, Colorado 80111
Attn: Graham Riley

Barack Ferrazzano Kirschbaum Perlman & Nagelberg
333 West Wacker Drive, Suite 2700
Chicago, Illinois 60606
Attn: Howard Nagelberg and Suzanne Besette-Smith

Murray Franke Greenhouse List & Lippitt LLP
Granite Building, Second Floor
1228 15th Street
Denver, Colorado 80202
Attn: Thomas M. List, Esq.

Applied Films Corporation
9586 I-25 Frontage Road, Suite 200
Longmont, Colorado 80504
Attn: Mr. Lawrence D. Firestone

Varnum, Riddering, Schmidt & Howlett LLP
P.O. Box 352
333 Bridge Street, N.W.
Grand Rapids, MI 49501-0352
Attn: Steven Morren, Esq.

        24.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

25.     Waivers. No waiver by Landlord or Tenant of the Default of any term, covenant or condition hereof by Tenant shall be deemed a waiver of any other form covenant or condition hereof or of any subsequent Default by Tenant of the same of any other term, covenant or condition hereof. Landlord’s consent to or approval of any such act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval or any subsequent or similar act by Tenant or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord’s knowledge of a Default at the time of accepting rent, the acceptance of rent by Landlord shall not be a waiver of any Default by Landlord of any provision hereof. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

26.     Recording. Tenant shall not record this Lease or a memorandum hereof. In the event that Tenant violates this provision, this Lease shall be null, void and of no further force and effect, at Landlord’s option, except that Tenant shall be liable to Landlord as liquidated damages, in the amount of the remaining Rent to be paid hereunder.

27.     Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease or the early termination of Tenant’s right to occupy the Premises. In the event that Tenant holds over in violation of this Section 27 with the consent of Landlord, then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination or the early termination of Tenant’s right to occupy the Premises. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.

28.     Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

29.     Covenants and Conditions. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

30.     Binding Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State of Colorado. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

31.     Subordination; Attornment; Non-Disturbance

        31.1 Subordination. This Lease and any other Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the Lender’s holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord’s default pursuant to Section 14.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        31.2 Attornment. Subject to the non-disturbance provisions of Section 31.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not (i) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord; or (iii) be bound by prepayment of more than one month’s rent.

        31.3 Non-Disturbance. With respect to Security Devices entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (“non-disturbance agreement”) from the Lender that Tenant’s possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Default hereof and attorns to the record owner of the Premises.

        31.4 Self-Executing. The agreements contained in this Section 31 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

32.     Attorneys’ Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appear thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued or decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other Party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred to comply with applicable statutes in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default.

33.     Right of Entry. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon at least twenty-four (48) hours advance notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Landlord may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

34.     Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord’s prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

35.     Signage. Tenant shall not place any sign upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with Applicable Requirements and the signage criteria established for the Building Complex by Landlord. Landlord hereby approves all of Tenant’s (and the existing subtenant’s) existing signs. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Section 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Landlord’s sign criteria is attached hereto as part of Exhibit D.

36.     Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

37.     Guarantor. Intentionally left blank.

38.     Quiet Possession. Upon payment by Tenant of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease and subject to the provisions of this Lease, Tenant shall not be disturbed in its possession of the Premises for the entire term hereof by Landlord or any other person lawfully claiming through or under Landlord.

39.     Rules and Regulations. Tenant agrees that it will abide by, and keep and observe all reasonable rules and regulations (“Rules and Regulations) which Landlord may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Building Complex and their invitees.

40.     Security. Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties. Landlord is not obligated to provide such services at any time or for any length of time. Tenant expressly acknowledges that Landlord has not represented to Tenant that the Building Complex is secure and Landlord shall not be responsible for the quality of any services which may be provided hereunder or for damage or injury to Tenant, its agents, employees, invitees or others or its betterments contained in the Building Complex or the Premises due to the failure, action or inaction of such persons.

41.     Reservations. Landlord reserves the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights of way, utility raceways, and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

42.     Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, trust or partnership, Tenant shall within thirty (30) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

43.     Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

44.     Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

45.     Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

46.     Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

47.     Temperature. Tenant shall maintain the air temperature in its leased space warm enough to prevent the freezing of plumbing and sprinkler systems, if any.

48.     Confidentiality. Intentionally left blank.

49.     Removal of Cabling. Tenant shall be solely responsible for the cost of installation and maintenance of any high speed cable or fiber optic that Tenant requires in the Premises. Landlord shall provide reasonable access to the Building’s electrical lines, feeders, risers, wiring and other machinery to enable Tenant to install high speed cable or fiber optic to serve its intended purpose, if any. All such cabling installed shall be tagged by Tenant at their point of entry into the Building, at the terminal end of the cable and in the riser closet indicating the type of cable, the Tenant’s name and the service provided. Tenant shall be responsible for the removal of such cabling and fiber optic installed after the Commencement Date at the termination or expiration of the Primary Lease Term or the early termination of the Tenant’s right to occupy the Premises. Failure to remove any abandoned or unused cabling at the expiration or termination of the Primary Lease Term or the early termination of Tenant’s right to occupy the Expansion Premises will be deemed to be a holdover under Article 27 of the Lease. In the event Tenant fails to remove such cabling as set forth herein, Landlord may, but shall not be obligated to, remove such cabling, all at Tenant’s sole cost and expense.

50.     Termination of Existing Lease. Upon the Commencement Date, Landlord and Tenant agree and acknowledge that that certain Lease Agreement dated January 30, 1998, by and between 9586 I-25 East Frontage Road Longmont, CO 80504 L.L.C., as landlord (as landlord’s predecessor) and Tenant shall be deemed terminated and that the parties shall be released from any liabilities thereunder except to the extent those liabilities arose prior to the Commencement Date.

51.     Acquisition Contingency. This Lease is expressly contingent upon Landlord acquiring the Building Complex and the parties acknowledge that the Commencement Date of the Primary Lease Term shall be the date of closing of the acquisition of the Building Complex by Landlord. In the event Landlord fails to close on its anticipated acquisition of the Building Complex, then this Lease shall be null and void and of no force or effect.

52.     Counterpart Signatures. This Lease may be executed in counterparts.

The parties hereto have executed this Lease to be effective on the date and year first above written.

LANDLORD:
First Industrial Development Services, Inc., a Maryland
corporation
By: First Industrial Realty Trust, a Maryland corporation
its general partner

By: ___________________________________________
      David P. Draft
Its: Executive Vice President of Operations

Address: 311 Wacker Drive, Suite 400
                Chicago, IL 60606-6619

Phone: 312-344-4330
Fax: 312-895-9330	TENANT:
Applied Films Corporation, a Colorado
corporation

By:___________________________________
      Lawrence D. Firestone
Its: CFO

Address: 9586 I-25 Frontage Road, Suite 200
                 Longmont, Colorado 80504

Phone: 303-774-3246
Fax: 303-678-9275

EXHIBITS

Exhibit A - Exhibit B - Exhibit C - Exhibit D -	Depiction of Premises The Building Complex Sign Criteria Broom Clean

EXHIBIT A

DEPICTION OF PREMISES

EXHIBIT B

THE BUILDING COMPLEX

EXHIBIT C

SIGN CRITERIA

        These criteria have been established for the purpose of assuring a quality business park and for the mutual benefit of all Tenants. Conformance will be strictly enforced, and any installed nonconforming or unapproved signs must be brought in conformance at the expense of the Tenant. ANY SIGN THAT DOES NOT CONFORM TO THESE REGULATIONS WILL BE REMOVED AND REPLACED WITH A CONFORMING SIGN AT TENANT’S EXPENSE.

        It will be the sole responsibility of the Tenant to conform to the terms of this Sign Criteria as follows:

        A. General Requirements:

1. Within thirty (30) days after execution of this Lease, Tenant will provide, at its sole cost and expense, the Tenant’s portion of the sign in conformance with the criteria below.

2. The sign base complete with the unit number has been provided on the building. The sign base is the property of the Landlord.

3. Tenant identification shall be restricted to the Tenant portion of the sign except for item “B” below.

4. The lettering/logo and installation of the Tenant portion of the sign on the sign base shall be paid for by Tenant and remain the property of Landlord. All letters and other scripting shall be consistent in color and style with the lettering on the base and in good taste, in the opinion of Landlord.

5. Tenant shall submit to Landlord for its approval all copy and/or logo prior to installation of the Tenant portion of the sign.

6. Upon Lease termination, Tenant shall remove its sign and return the premises to their original condition.

7. No electrical or audible signs will be allowed.

8. Except as provided herein, no banners, pennants, placards, freestanding signs, or signs affixed to automobiles or trailers are allowed on the building, in the landscaped areas, or on streets or parking area. The restriction pertaining to automobiles or trailers does not apply to magnetic or painted identification signs placed on company or private vehicles for use in the normal course of business.

9. All signs will be reviewed for conformance with this criteria and overall aesthetics and design quality. Approval or disapproval of sign submittals based on aesthetics shall remain the sole right of the Landlord.

10. Each Tenant shall submit or cause to be submitted to Landlord for approval before fabrication at least four (4) copies of detailed drawings indicating location, size, layout, design and color of the proposed signs, including all lettering and/or graphics.

11. All permits for signs and their installation shall be obtained by the Tenant or their representative at Tenant’s cost and expense and will comply with all appropriate government requirements. Nothing in this criteria shall imply a waiver of requirements by the local authorities.

12. Tenant shall be responsible for the fulfillment of all requirements and specifications.

13. All signs shall be constructed and installed at Tenant’s expense.

        B. Specific Requirements: N/A

LANDLORD:
First Industrial Development Services, Inc., a Maryland
corporation
By: First Industrial Realty Trust, a Maryland corporation
its general partner

By: ___________________________________________
      David P. Draft
Its: Executive Vice President of Operations

Address: 311 Wacker Drive, Suite 400
                Chicago, IL 60606-6619

Phone: 312-344-4330
Fax: 312-895-9330	TENANT:
Applied Films Corporation, a Colorado
corporation

By:___________________________________
      Lawrence D. Firestone
Its: CFO

Address: 9586 I-25 Frontage Road, Suite 200
                 Longmont, Colorado 80504

Phone: 303-774-3246
Fax: 303-678-9275

EXHIBIT D

BROOM CLEAN CONDITION AND REPAIR REQUIREMENTS

        Upon return of the Premises to Landlord at the end of the Term, the Premises condition should be as follows:

o	All walls must be clean and free of holes

o	Overhead door must be free of any broken panels, cracked lumber or dented panels. The overhead door springs, rollers, tracks, motorized door operator, and all other items pertaining to the overhead door must also be in good working condition.

o	HVAC System must be in good working order. Filters must be changed, and all thermostats must be in working order. Tenant must supply Landlord with maintenance records if maintenance is performed by Tenant.

o	All floors (warehouse and office) must be clean and free of excessive dust, dirt, grease, oil and stains.

o	Replace broken ceiling tiles.

o	All trash must be removed from both inside and outside of the Building.

o	All light bulbs and ballasts must be working.

o	All signs in front of Building and on glass entry door and rear door must be removed.

o	Hot water heater operable.

o	All plumbing fixtures, equipment and drains must be clean and in working order.

o	Windows must be clean.

o	All mechanical and electrical systems must be in good working condition.

o	All roof top installations must be removed and repairs to the roofing system completed.

o	All blinds and window coverings in good working order.

o	Provide Landlord with keys to all doors and locks.

o	Alarm systems deactivated and or removed.

o	All emergency and exit lights should be in good working order.

o	All fire protection equipment and systems should be in good working condition.

o	All required restoration and repair work shall be performed at the sole option of First Industrial Realty.

LANDLORD:
First Industrial Development Services, Inc., a Maryland
corporation
By: First Industrial Realty Trust, a Maryland corporation
its general partner

By: ___________________________________________
      David P. Draft
Its: Executive Vice President of Operations

Address: 311 Wacker Drive, Suite 400
                Chicago, IL 60606-6619

Phone: 312-344-4330
Fax: 312-895-9330	TENANT:
Applied Films Corporation, a Colorado
corporation

By:___________________________________
      Lawrence D. Firestone
Its: CFO

Address: 9586 I-25 Frontage Road, Suite 200
                 Longmont, Colorado 80504

Phone: 303-774-3246
Fax: 303-678-9275

FIRST AMENDMENT TO SINGLE-TENANT LEASE

        This First Amendment to Single-Tenant Lease (this “Amendment”) is made and entered into this 1st day of December, 2005, by and between FIRST INDUSTRIAL DEVELOPMENT SERVICES, INC., a Maryland corporation (“Landlord”), and APPLIED FILMS CORPORATION (“Tenant”).

RECITALS

        WHEREAS, Landlord and Tenant have previously executed and entered into that certain Single-Tenant Lease (the “Lease”) for the property commonly known as 9586 I-25 Frontage Road, Longmont, Colorado; and

        WHEREAS, Landlord and Tenant desire to amend and modify certain terms and conditions of the Lease.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, Landlord and Tenant agree as follows:

1. Defined Terms; Recitals. Capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to them in the Lease. The foregoing recitals are hereby incorporated into the body of this Amendment as if more specifically re-written and re-stated herein.

2. Term. Section 1.5 of the Lease is hereby deleted in its entirety and replaced with the following:

“1.5 Term. Five (5) years and five (5) months (“Primary Lease Term”) commencing on the date of the acquisition of the Building by Landlord (“Commencement Date”), anticipated to be December 21, 2005, and ending a full five (5) years and five (5) months thereafter (“Expiration Date”), anticipated to be May 20, 2011.”

3. Rent Schedule. The following language: “months 61-66” contained in Section 1.7 of the Lease is hereby deleted and replaced with “months 61-65".

4. Amendment. Except as amended hereby, the Lease shall be and remain in full force and effect.

5. Counterparts; Facsimile. This Amendment may be executed in any number of identical counterparts, all of which, when taken together, shall constitute the same instrument. A facsimile copy of this Amendment shall be deemed an original for all relevant purposes.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TENANT:

APPLIED FILMS CORPORATION

By:____________________________________________________
Name:__________________________________________________ Title:_________________________________________________
LANDLORD:

FIRST INDUSTRIAL DEVELOPMENT SERVICES, INC., a Maryland corporation

By:____________________________________________________ Name:__________________________________________________ Title:_________________________________________________